SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): October 12, 2006

Merrill Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	000-24715 (Commission File Number)	01-0471507 (IRS Employer Identification No.)

201 Main Street, Bangor, Maine 04401
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 942-4800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) Nasdaq Notice of Technical Listing Violation Received; Violation Has Been Fully Corrected.

On May 4, 2006, Michael Shea was elected to the board of directors of Merrill Merchants Bancshares, Inc. (the “Company”) at the Company’s annual meeting of shareholders. The board appointed Mr. Shea to the Company’s audit committee to fill the vacancy left by the resignation of Susan B. Singer. On October 12, 2006, the Company received written notice from Nasdaq indicating that between September 23, 2005 and May 4, 2006, the Company had been out of compliance with Nasdaq’s audit committee composition requirement as set forth in Marketplace Rule 4350(d)(2). This notification was due to the Company’s audit committee only having two members during the period between Ms. Singer’s resignation on September 23, 2005, and Mr. Shea’s appointment on May 4, 2006.

As a result of Mr. Shea’s appointment, the Company’s audit committee is now comprised of three independent directors and the Company is in compliance with Marketplace Rule 4350(d)(2). In its letter dated October 12, 2006, Nasdaq agreed that the Company had gained compliance and that the matter is closed. As a result, the Company is taking no formal action in response to the Nasdaq letter.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit No. 99.1	Description Press release dated October 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merrill Merchants Bancshares, Inc.

By:	/s/ Deborah A. Jordan
Deborah A. Jordan Chief Financial Officer
Dated: October 16, 2006